Joint Filer Information

NAME:  PWJ Funding LLC

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP

ISSUER: Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT: March 9, 2006


SIGNATURE:

/s/ Michael Weiss
--------------------------------
Michael Weiss, CFO of Prentice Capital Management, LP, its Manager


NAME: PWJ Lending LLC

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP

ISSUER: Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT: March 9, 2006


SIGNATURE:

/s/ Jonathan Duskin
--------------------------------
Jonathan Duskin, Managing Director


NAME: Michael Zimmerman

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP

ISSUER: Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT: March 9, 2006

SIGNATURE:

/s/ Michael Zimmerman
--------------------------------
Michael Zimmerman


NAME:  WJ Acquisition Corp.

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP

ISSUER: Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT: March 9, 2006

SIGNATURE:

/s/ Michael Weiss
--------------------------------
Michael Weiss, Vice President


NAME:  WJ Holding Corp.

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP

ISSUER: Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT: March 9, 2006

SIGNATURE:

/s/ Michael Weiss
--------------------------------
Michael Weiss, Vice President